EXHIBIT NO. 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of GS Financial Products U.S., L.P. (the "Company") on Form S-3 (File No. 33-99948), filed with the Securities and Exchange Commission on December 1, 1995, of our report dated January 21, 1997 on our audits of the financial statements of GS Financial Products U.S., L.P. as of November 24, 1995 and November 29, 1996 and for the fiscal years ended November 25, 1994, November 24, 1995, and November 29, 1996, which report is included in the Annual Report on Form 10-K.

                                               COOPERS & LYBRAND L.L.P.



New York, New York
February 27, 1997.